UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		December 3, 2012

HYSTER-YALE MATERIALS HANDLING, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35646	34-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 449-9600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.
On December 3, 2012, Hyster-Yale Materials Handling, Inc. ("Hyster-Yale") and certain of its subsidiaries, entered into Amendment No. 4 (the "Facility Amendment") to the second amended and restated credit agreement among Hyster-Yale, NACCO Materials Handling Group, Inc. ("NMHG"), NACCO Materials Handling Limited, NACCO Materials Handling B.V., N.M.H. International B.V., N.M.H. Holding B.V., the Requisite Lenders party thereto and Citicorp North America, Inc., as Administrative Agent for the Lenders and Issuing Banks (the "Facility"). In addition, on December 3, 2012, NMHG and certain subsidiaries and affiliates of NMHG, as guarantors, entered into the First Amendment ("Credit Agreement Amendment" and together with the "Facility Amendment", the "Amendments") to Credit Agreement, among NMHG, as Borrower, Certain Subsidiaries and Affiliates of Borrower identified therein, as the Guarantors, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto (the "Credit Agreement").
As a result of the Amendments, the definition of Fixed Charge Coverage Ratio was amended to exclude the December 2012 Dividend, which is defined in the Amendments as a one-time dividend expected to be paid by Hyster-Yale to its shareholders during the month of December 2012, in an amount not to exceed the lower of $2.00 per share and $34.0 million, from the calculation of Restricted Payments in both the Facility and Credit Agreement. In addition, the Amendments created an additional tier of minimum availability thresholds, as defined in the Amendments, which eliminates the Fixed Charge Coverage Ratio compliance requirement on a pro forma basis to make certain dividends, repurchases of equity interests and repayment obligations under the Credit Agreement, so long as as the Lowest Thirty Day Availability, as defined in the Amendments, is greater than or equal to thirty percent of the aggregate commitments, as defined in the Amendments. Under the terms of the Amendments, if the minimum availability threshold, as defined in the Amendments, is between twenty percent and thirty percent, the Fixed Charge Coverage Ratio would need to be met to make certain dividends, repurchases of equity interests and repayment obligations under the Credit Agreement.
The Amendments are listed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are hereby incorporated into this Item 1.01 by reference. The foregoing summary of each of these agreements is qualified in its entirety by reference to the full text of such exhibits.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
10.1
Amendment No. 4 to the Second Amended and Restated Credit Agreement, dated as of December 3, 2012, by and among Hyster-Yale Materials Handling, Inc., NACCO Materials Handling Group, Inc., NACCO Materials Handling Limited, NACCO Materials Handling B.V., N.M.H. International B.V., N.M.H. Holding B.V., the Requisite Lenders party thereto and Citicorp North America, Inc., as Administrative Agent for the Lenders and Issuing Banks.

10.2
First Amendment to Credit Agreement, dated December 3, 2012, among NACCO Materials Handling Group, Inc., as Borrower, Certain Subsidiaries and Affiliates of Borrower identified therein, as the Guarantors, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 7, 2012		HYSTER-YALE MATERIALS HANDLING, INC.

		By:	/s/ Kenneth C. Schilling
Name: Kenneth C. Schilling
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
10.1
Amendment No. 4 to the Second Amended and Restated Credit Agreement, dated as of December 3, 2012, by and among Hyster-Yale Materials Handling, Inc., NACCO Materials Handling Group, Inc., NACCO Materials Handling Limited, NACCO Materials Handling B.V., N.M.H. International B.V., N.M.H. Holding B.V., the Requisite Lenders party thereto and Citicorp North America, Inc., as Administrative Agent for the Lenders and Issuing Banks.

10.2
First Amendment to Credit Agreement, dated December 3, 2012, among NACCO Materials Handling Group, Inc., as Borrower, Certain Subsidiaries and Affiliates of Borrower identified therein, as the Guarantors, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto.